MULTIPLE CLASS PLAN FOR THE EVERGREEN/KEYSTONE FUND GROUP

Each Fund in the Evergreen/Keystone group of mutual funds currently offers one or more of the following eight classes of shares with the following class provisions and current offering and exchange characteristics. Additional classes of shares (such classes being shares having characteristics referred to in Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act")), when created, may have characteristics that differ from those described.


I.   CLASSES

A.   Class A Shares

     1. Class A Shares have a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Distribution Plan") and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class A shares, as described in a Fund's current prospectus.

     2. Class A Shares are offered with a front-end sales load, except that purchases of Class A Shares made under certain circumstances are not subject to the front-end load or may be subject to a contingent deferred sales charge ("CDSC"), as described in a Fund's current prospectus.

     3. Shareholders may exchange Class A Shares of a Fund for Class A Shares of any other fund named in a Fund's prospectus.

B.   Class B Shares

     1. Class B Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class B shares, as described in a Fund's current prospectus.

     2. Class B Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC as described in a Fund's current prospectus.

     3. Class B Shares automatically convert to Class A Shares without a sales load or exchange fee after designated periods.

     4. Shareholders may exchange Class B Shares of a Fund for Class B Shares of any other fund described in a Fund's prospectus.

C.   Class C Shares

     1. Class C Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class C shares, as described in a Fund's current prospectus.

     2. Class C Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC as described in a Fund's current prospectus.

     3. Shareholders may exchange Class C Shares of a Fund for Class C Shares of any other fund named in a Fund's prospectus.

D.   Class Y Shares

     1.  Class Y Shares have no distribution or shareholder services plans.

     2. Class Y Shares are offered at net asset value without a front-end sales load or CDSC.

     3. Shareholders may exchange Class Y Shares of a Fund for Class Y Shares of any other fund described in a Fund's prospectus.

E.   Class K Shares

     1. Class K Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class K shares, as described in a Fund's current prospectus.

     2. Class K Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC as described in a Fund's current prospectus.

     3. Shareholders may only obtain Class K Shares by exchange of Shares of funds in the Keystone Classic (Custodian) Fund Family and may only exchange Class K Shares of a Fund only for Shares of funds in the Keystone Classic (Custodian) Fund Family.

F.   Institutional Service Class Shares

     1. Institutional Service Class Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Institutional Service Class Shares, as described in a Fund's current prospectus.

     2. Institutional Service Class Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC as described in a Fund's current prospectus.

     3. Shareholders may exchange Institutional Service Class Shares of a Fund for Institutional Service Class Shares of any other fund named in a Fund's prospectus, to the extent they are offered by a Fund.

G.   Institutional Class Shares

     1. Institutional Class Shares have no distribution or shareholder services plans.

     2. Institutional Class Shares are offered at net asset value without a front-end sales load or CDSC.

     3. Shareholders may exchange Institutional Class Shares of a Fund for Institutional Class Shares of any other fund described in a Fund's prospectus, to the extent they are offered by a Fund.


II.  CLASS EXPENSES

Each class bears the expenses of its 12b-1 Distribution Plan and/or shareholder services plan. There currently are no other class specific expanses.


III. EXPENSE ALLOCATION METHOD

All income, realized and unrealized capital gains and losses and expenses not assigned to a class will be allocated to each class based on the relative net asset value of each class.


IV.  VOTING RIGHTS

A. Each class will have exclusive voting rights on any matter submitted to its shareholders that relates solely to its class arrangement.

B. Each class will have separate voting rights on any matter submitted to shareholders where the interests of one class differ from the interests of any other class.

C. In all other respects, each class has the same rights and obligations as each other class.


V.   EXPENSE WAIVERS OR REIMBURSEMENTS

Any expense waivers or reimbursements will be in compliance with Rule 18f-3 issued under the 1940 Act.